Exhibit 15




Board of Directors and Stockholders
Aon Corporation


We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated August 3, 1999 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Form 10-Q for the quarter ended June 30, 1999:

    Registration Statement
    ----------------------
      Form      Number                    Purpose
      ----      ------                    -------

      S-8      33-27984    Pertaining to Aon's savings plan
      S-8      33-42575    Pertaining  to Aon's  stock  award  plan and  stock
                              option plan
      S-8      33-59037    Pertaining  to Aon's  stock  award  plan and  stock
                              option plan
      S-4      333-21237   Offer  to  exchange   Capital   Securities  of  Aon
                              Capital A
      S-3      333-50607   Pertaining to the  registration  of 369,000  shares
                              of common stock
      S-3      333-78723   Pertaining to the  registration of debt securities,
                              preferred stock and common stock

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                /s/ ERNST & YOUNG LLP
                                                ----------------------
                                                ERNST & YOUNG LLP



Chicago, Illinois
August 3, 1999


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